UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2020
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Results of Special Meeting for Compensation Related Matters

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A Special Meeting of the Stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) was held on December 15, 2020 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan (the “2002 Plan”). The amended and restated 2002 Plan is referred to herein as the “Restated Plan.” The Restated Plan authorizes the issuance of an aggregate of 7,413,754 shares of the Company’s common stock (the “Share Reserve”), 6,299,254 of which were previously reserved for issuance under the 2002 Plan. Pursuant to the terms of the Restated Plan, the Share Reserve shall be reduced by (a) one share for each share subject to any stock option or stock appreciation right, and (b) 1.5 shares for each share subject to any outstanding award that is a Full Value Award (as defined in the Restated Plan). Notwithstanding the foregoing, the number of shares of common stock that may be issued or transferred pursuant to incentive stock option awards under the Restated Plan may not exceed an aggregate of 7,413,754 shares. The Restated Plan became effective on the date of the Special Meeting.

•Administration. The Restated Plan is administered by the compensation committee of the Board (the “Compensation Committee”). The Compensation Committee has complete discretion, subject to the provisions of the Restated Plan, to authorize awards under the Restated Equity Plan to all eligible persons other than non-employee members of the Board. However, the Board may also appoint a secondary committee of one or more members of the Board to have separate but concurrent authority to make awards under those programs to all eligible individuals other than our executive officers and non-employee members of the Board. The full Board will administer the Restated Plan with respect to awards to the non-employee members of the Board.

•Awards. The Restated Plan authorizes the Compensation Committee (or any secondary committee) to grant stock options, stock awards, stock appreciation rights, restricted stock units and dividends equivalents. The Restated Plan also authorizes the Compensation Committee to grant performance awards payable in the form of the Company’s common stock. The Restated Plan authorizes the grant of awards to employees, consultants and independent contractors of the Company and to the Company’s non-employee directors. In addition, the following annual limitations apply: (i) no one person participating in the Restated Plan may receive awards for more than 1,000,000 shares of common stock in the aggregate per calendar year; and (ii) the sum of any cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $550,000, increased to $850,000 in the calendar year of his or her initial service as a non-employee director.

•Other Provisions. The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Restated Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Restated Plan will expire in 2030.

A summary of the material terms of the Restated Plan is set forth in Ligand’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on November 12, 2020. The summary in the definitive proxy statement and the description of the Restated Plan contained herein are qualified in their entirety by reference to the full text of the Restated Plan which are filed as appendices to the definitive proxy statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for the actions taken by the stockholders at the Special Meeting.

Proposal 1. The approval of the Restated Plan. In accordance with the results below, the resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,893,315	1,054,742	42,582	—

Proposal 2. The approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1. In accordance with the results below, the resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,852,462	1,054,642	85,535	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: December 16, 2020	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Senior Vice President, General Counsel and Secretary